SECURITIES ESCROW AGREEMENT

THIS SECURITIES ESCROW AGREEMENT (the “Agreement”), dated as of April 14, 2008, is entered into by and among Aamaxan Transport Group, Inc., a Delaware corporation (the “Company”), Pope Investments II LLC a Delaware limited liability company, as representative of the Purchasers (the “Purchaser Representative”), the Purchasers which have executed this Agreement (“Purchasers”), Kamick Assets Limited, a company organized in the British Virgin Islands (the “Principal Stockholder”), and Tri-State Title & Escrow, LLC (the “Escrow Agent”). Capitalized terms used but not defined herein shall have the meanings set forth in the Purchase Agreement (as defined below).

WITNESSETH:

WHEREAS, the Purchasers will be purchasing from the Company Units consisting of shares of the Company’s Series A Convertible Preferred Stock, par value $0.001 per share (the “Series A Preferred”), convertible into shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), and certain common stock purchase warrants (the “Warrants”) pursuant to a Securities Purchase Agreement dated as of the date hereof (the “Closing Date”) by and among the Company and the Purchasers (the “Purchase Agreement”);

WHEREAS, the Company will issue shares of its Common Stock to the Principal Stockholder, pursuant to that certain Share Exchange Agreement dated as of the date hereof by and among the Company, Asia Business Management Group Limited (“ABM”) and the Principal Stockholder (the “Share Exchange Agreement”), and upon the consummation of the transactions contemplated by the Share Exchange Agreement, Anhante (Beijing) Medical Technology Co., Ltd. (“WFOE”), a “wholly foreign owned enterprise” organized under the laws of the People’s Republic of China (the “PRC”) and a direct wholly-owned subsidiary of ABM immediately prior to the consummation of the transactions contemplated by the Share Exchange Agreement, will become an indirect wholly-owned subsidiary of the Company (the “Share Exchange Transaction”);

WHEREAS, the Company and the Purchasers agree that the capitalization table upon which the transactions contemplated by this Agreement and the Purchase Agreement are based is set forth as Schedule A hereto; and

WHEREAS, as an inducement to the Purchasers to enter into the Purchase Agreement, the Principal Stockholder has agreed to place the Escrow Shares (as hereinafter defined) into escrow for the benefit of the Purchasers in the event the Company fails to achieve the following financial performance threshold for the 12-month periods ending December 31, 2007 (“2007”) and December 31, 2008 (“2008”) and if the Purchasers do not elect to exercise a right of redemption upon the happening of a Triggering Event as defined in Section 7 of the Amended Certificate of Designations, preferences and Rights for the Series A Preferred (a “Redemption Right”):

(a) In 2007, earnings per share, as computed in accordance with US GAAP and reported by the Company in its audited financial statements for 2007 (the “2007 financial statements”) equal or exceed $0.31, such “Earnings Per Share” to be calculated by dividing the lesser of Net Income and Cash from Operations, as reported in the 2007 financial statements plus any amounts that may have been recorded as charges or liabilities on the 2007 financial statements due to the application of EITF No. 00-19 that are associated with (1) any outstanding Warrants of the Company issued in connection with the Purchase Agreement or (2) any liabilities created as a result of the Escrow Shares being released to any officers or directors of the Company (“2007 Net Income”) by the aggregate number of shares of then outstanding Common Stock on a fully-diluted basis, which number shall include, without limitation, the number of shares of Common Stock issuable upon conversion of the Company’s then outstanding shares of Series A Preferred and the number of shares of Common Stock issuable upon the exercise of any then outstanding preferred stock, warrants or options of the Company (“Outstanding Shares”) (the performance threshold set forth above shall be collectively referred to herein as the “2007 Performance Threshold”);

(b) In 2008, earnings per share equal or exceed $0.45, such “Earnings Per Share” to be calculated by dividing the lesser of Net Income and Cash from Operations, as reported by the Company in the 2008 financial statements plus any amounts that may have been recorded as charges or liabilities on the 2008 financial statements due to the application of EITF No. 00-19 that are associated with (1) any outstanding Warrants of the Company issued in connection with the Purchase Agreement or (2) any liabilities created as a result of the Escrow Shares being released to any officers or directors of the Company (“2008 Net Income”) by the then Outstanding Shares (the performance threshold set forth above shall be collectively referred to herein as the “2008 Performance Threshold”); and

WHEREAS, the Company, the Purchaser Representative and the Purchasers have requested that the Escrow Agent hold the Escrow Shares on the terms and conditions set forth in this Agreement and the Escrow Agent has agreed to act as escrow agent pursuant to the terms and conditions of this Agreement.

NOW, THEREFORE, in consideration of the covenants and mutual promises contained herein and other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged and intending to be legally bound hereby, the parties agree as follows:

ARTICLE I
TERMS OF THE ESCROW

1.1. The parties hereby agree to establish an escrow account with the Escrow Agent whereby the Escrow Agent shall hold the Escrow Shares as contemplated by this Agreement.

1.2. Upon the execution of this Agreement, each Principal Stockholder shall deliver to the Escrow Agent stock certificates evidencing one hundred percent (100%) of the shares of Common Stock underlying the Preferred Shares issuable under the Purchase Agreement and indicated on Schedule A hereto (such shares of Common Stock plus such additional number of shares of Common Stock as may be required to be deposited hereunder pursuant to Section 1.3(i) or 1.3(ii) hereof shall be collectively referred to in this Agreement as the “Escrow Shares”), along with updated stock powers executed in blank with signature medallion guaranteed (unless such guarantee shall be waived by the Company and the Company’s transfer agent).

1.3. The parties hereby agree that the 2007 Escrow Shares (as hereinafter defined) shall be delivered based on the achievement of the 2007 Performance Threshold as set forth below:

(i) If the Company does not achieve at least 92% of the 2007 Performance Threshold, then all of the Escrow Shares (the “2007 Escrow Shares”)(or, in the event that any Purchaser(s) have exercised a Redemption Right, such number of 2007 Escrow Shares as may remain after a pro-rata reduction in the number of such Escrow Shares based on the number of shares of Series A Preferred redeemed (the “2007 Remaining Shares”)) shall be distributed on a pro rata basis to the Purchasers which have not exercised a Redemption Right based on the number of shares of Series A Preferred owned by such Purchasers as of the date thereof. Within five (5) business days of the Purchaser Representative’s receipt of the 2007 financial statements, the Company and the Purchaser Representative shall provide written instruction to the Escrow Agent instructing the Escrow Agent to issue and deliver the 2007 Escrow Shares to the Purchasers on a pro rata basis based on the number of shares of Series A Preferred owned by such Purchasers as of the date thereof.

(ii) If the Company achieves between 92% and 99% of the 2007 Performance Threshold, the Escrow Agent shall deliver to the Purchasers which have not exercised a Redemption Right, on a pro rata basis based on the number of shares of Series A Preferred owned by such Purchasers as of the date thereof, the number of 2007 Remaining Shares multiplied by the percentage by which the 2007 Performance Threshold was not achieved and multiplied by 200%. Any remaining Escrow Shares shall continue to be held in escrow hereunder. Within five (5) business days of the Purchaser Representative’s receipt of the 2007 financial statements, the Company and the Purchaser Representative shall provide written instructions to the Escrow Agent instructing the Escrow Agent to deliver the applicable number of 2007 Remaining Shares to the Purchasers and to hold the remaining Escrow Shares in escrow.

(iii) If the Company achieves at least 100% of the 2007 Performance Threshold, then the Escrow Shares shall continue to be held in escrow hereunder.

1.4. The parties hereby agree that the 2008 Escrow Shares (as hereinafter defined) shall be delivered based on achievement of the 2008 Performance Threshold as set forth below:

(i) If the Company does not achieve at least 80% of each of the 2008 Performance Threshold, then all of the Escrow Shares (the “2008 Escrow Shares”) (or, in the event that any Purchaser(s) have exercised a Redemption Right, such number of 2008 Escrow Shares as may remain after a pro-rata reduction in the number of such Escrow Shares based on the number of shares of Series A Preferred redeemed (the “2008 Remaining Shares”)), shall be distributed on a pro rata basis to the Purchasers which have not exercised a Redemption Right based on the number of shares of Series A Preferred owned by such Purchasers as of the date thereof. Within five (5) business days of the Purchaser Representative’s receipt of the 2008 financial statements, the Company and the Purchaser Representative shall provide written instruction to the Escrow Agent instructing the Escrow Agent to issue and deliver the 2008 Remaining Shares to the Purchasers on a pro rata basis based on the number of shares of Series A Preferred owned by such Purchasers as of the date thereof.

(ii) If the Company achieves between 80% and 99% of the 2008 Performance Threshold, (a) the Escrow Agent shall deliver to the Purchasers, on a pro rata basis based on the number of shares of Series A Preferred owned by such Purchasers as of the date thereof, the number of 2008 Remaining Shares equal to the number of 2008 Remaining Shares multiplied by the percentage by which the 2008 Performance Threshold was not achieved and multiplied by 200% and (b) the remaining 2008 Escrow Shares shall be returned to each Principal Stockholder. Within five (5) business days of the Purchaser Representative’s receipt of the 2008 financial statements, the Company and the Purchaser Representative shall provide written instructions to the Escrow Agent instructing the Escrow Agent to deliver the applicable number of 2008 Escrow Shares to the Purchasers and to each Principal Stockholder.

(iii) In the event the Company achieves at least 100% of the 2008 Performance Threshold, all of the 2008 Remaining Shares shall be returned to each Principal Stockholder at the address set forth in Section 5.3 hereof.

Notwithstanding anything to the contrary set forth herein, only those Purchasers who own shares of Series A Preferred acquired under the Purchase Agreement and remain shareholders of the Company at the time that the 2008 Escrow Shares become deliverable hereunder shall be entitled to their pro rata portion of such 2008 Escrow Shares calculated based on their ownership interest at the time when such 2008 Escrow Shares become deliverable hereunder. Any 2008 Escrow Shares not delivered to Purchasers because the Purchasers no longer hold shares of Series A Preferred acquired under the Purchase Agreement will be delivered to the Principal Stockholder.

1.5. The Company will provide the Purchaser Representative with (i) the Company’s audited financial statements for 2007 and 2008, prepared in accordance with US GAAP, on the earliest date practicable so as to allow the Purchaser Representative the opportunity to evaluate whether each of the 2007 and 2008 Performance Thresholds were attained.

1.6. Upon the written request of the Company and Purchaser Representative, the Escrow Agent shall deliver the 2007 Remaining Shares, the 2008 Remaining Shares, as applicable, to each Purchaser and/or each Principal Stockholder pursuant to the written instructions of the Company and Purchaser Representative.

ARTICLE II
REPRESENTATIONS OF THE PRINCIPAL STOCKHOLDER

2.1. Each Principal Stockholder hereby represents and warrants to the Purchasers and the Purchaser Representative as follows:

(i) The Escrow Shares placed into escrow hereunder by the Principal Stockholder are validly issued, fully paid and nonassessable shares of the Company. The Principal Stockholder is the record and beneficial owner of the Escrow Shares placed into escrow pursuant to this Agreement by the Principal Stockholder and has good title to such Escrow Shares, free and clear of all pledges, liens, claims and encumbrances, except encumbrances created by this Agreement. There are no restrictions on the ability of the Principal Stockholder to transfer the Escrow Shares placed into escrow pursuant to this Agreement by the Principal Stockholder or to enter into this Agreement other than transfer restrictions under applicable federal and state securities laws. Upon any delivery of Escrow Shares placed into escrow pursuant to this Agreement by the Principal Stockholder to the Purchasers hereunder, the Purchasers will acquire good and valid title to such Escrow Shares, free and clear of any pledges, liens, claims and encumbrances.

(ii) The performance of this Agreement and compliance with the provisions hereof will not violate any provision of any law applicable to the Principal Stockholder and will not conflict with or result in any breach of any of the terms, conditions or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon, any of the properties or assets of the Principal Stockholder pursuant to the terms of the certificate of incorporation or by-laws of the Company or any indenture, mortgage, deed of trust or other agreement or instrument binding upon the Principal Stockholder or affecting the Escrow Shares. No notice to, filing with, or authorization, registration, consent or approval of any governmental authority or other person is necessary for the execution, delivery or performance of this Agreement or the consummation of the transactions contemplated hereby by the Principal Stockholder.

ARTICLE III
COVENANTS

3.1. [Intentionally Omitted.]

3.2. [Intentionally Omitted.]

ARTICLE IV
MISCELLANEOUS

4.1. The Company will pay Escrow Agent a total of $1,000 for all services rendered by Escrow Agent hereunder.

4.2. No waiver or any breach of any covenant or provision herein contained shall be deemed a waiver of any preceding or succeeding breach thereof, or of any other covenant or provision herein contained. No extension of time for performance of any obligation or act shall be deemed an extension of the time for performance of any other obligation or act.

All notices, demands, consents, requests, instructions and other communications to be given or delivered or permitted under or by reason of the provisions of this Agreement or in connection with the transactions contemplated hereby shall be in writing and shall be deemed to be delivered and received by the intended recipient as follows: (i) if personally delivered, on the business day of such delivery (as evidenced by the receipt of the personal delivery service), (ii) if mailed certified or registered mail return receipt requested, two (2) business days after being mailed, (iii) if delivered by overnight courier (with all charges having been prepaid), on the business day of such delivery (as evidenced by the receipt of the overnight courier service of recognized standing), or (iv) if delivered by facsimile transmission, on the business day of such delivery if sent by 6:00 p.m. in the time zone of the recipient, or if sent after that time, on the next succeeding business day (as evidenced by the printed confirmation of delivery generated by the sending party’s telecopier machine). If any notice, demand, consent, request, instruction or other communication cannot be delivered because of a changed address of which no notice was given (in accordance with this Section 4), or the refusal to accept same, the notice, demand, consent, request, instruction or other communication shall be deemed received on the second business day the notice is sent (as evidenced by a sworn affidavit of the sender). All such notices, demands, consents, requests, instructions and other communications will be sent to the following addresses or facsimile numbers as applicable.

If to Escrow Agent:

Tri-State Title & Escrow, LLC
360 Main Street
P.O. Box 391
Washington, VA 22747
Attention: Johnnie L. Zarecor
Tel. No. (800) 984-2155

If to the Principal Stockholder:

Mr. Chen Zhong
Kamick Assets Limited
2a, 2b, No.8 Building No. 200 Newton Road
Zhangjang High-Tech Park
Shanghai
People’s Republic of China
Tel. No.: 86-21-508-05-789
Fax No.: 86-21-508-02-149

With a copy to:
Guzov Ofsink, LLC
600 Madison Avenue, 14th Floor
New York, New York 10022
Attention: Darren Ofsink
Tel. No.: (212) 371-8008, ext. 102
Fax No.: (212) 688-7273

If to the Purchaser
Representative:	Pope Investments II LLC
5100 Poplar Avenue
Suite 805
Memphis, TN 38117
phone: (901) 763-4001
fax: (901) 763-4229

with copies (which copies shall not constitute notice) to:

Wells Moore Simmons & Hubbard PLLC
P.O. Box 1970
Jackson, MS 39215-1970
Attention.: Nash Neyland
Phone:(601) 354-5400
Fax: (601) 355-5850

or to such other address and to the attention of such other person as any of the above may have furnished to the other parties in writing and delivered in accordance with the provisions set forth above.

4.3. This Escrow Agreement shall be binding upon and shall inure to the benefit of the permitted successors and permitted assigns of the parties hereto.

4.4. This Escrow Agreement is the final expression of, and contains the entire agreement between, the parties with respect to the subject matter hereof and supersedes all prior understandings with respect thereto. This Escrow Agreement may not be modified, changed, supplemented or terminated, nor may any obligations hereunder be waived, except by written instrument signed by the parties to be charged or by its agent duly authorized in writing or as otherwise expressly permitted herein.

4.5. Whenever required by the context of this Escrow Agreement, the singular shall include the plural and masculine shall include the feminine. This Escrow Agreement shall not be construed as if it had been prepared by one of the parties, but rather as if both parties had prepared the same. Unless otherwise indicated, all references to Articles are to this Escrow Agreement.

4.6. The parties hereto expressly agree that this Escrow Agreement shall be governed by, interpreted under and construed and enforced in accordance with the laws of the State of New York, without regard to conflicts of law principles that would result in the application of the substantive laws of another jurisdiction. Any action to enforce, arising out of, or relating in any way to, any provisions of this Escrow Agreement shall only be brought in a state or Federal court sitting in New York City, Borough of Manhattan.

4.7. The Escrow Agent’s duties hereunder may be altered, amended, modified or revoked only by a writing signed by the Company, the Principal Stockholder, the Purchaser Representative and the Escrow Agent.

4.8. The Escrow Agent shall be obligated only for the performance of such duties as are specifically set forth herein and may rely and shall be protected in relying or refraining from acting on any instrument reasonably believed by the Escrow Agent to be genuine and to have been signed or presented by the proper party or parties. The Escrow Agent shall not be personally liable for any act the Escrow Agent may do or omit to do hereunder as the Escrow Agent while acting in good faith and in the absence of gross negligence, fraud and willful misconduct, and any act done or omitted by the Escrow Agent pursuant to the advice of the Escrow Agent’s attorneys-at-law shall be conclusive evidence of such good faith, in the absence of gross negligence, fraud and willful misconduct.

4.9. The Escrow Agent is hereby expressly authorized to disregard any and all warnings given by any of the parties hereto or by any other person or corporation, excepting only orders or process of courts of law and is hereby expressly authorized to comply with and obey orders, judgments or decrees of any court. In case the Escrow Agent obeys or complies with any such order, judgment or decree, the Escrow Agent shall not be liable to any of the parties hereto or to any other person, firm or corporation by reason of such decree being subsequently reversed, modified, annulled, set aside, vacated or found to have been entered without jurisdiction.

4.10. The Escrow Agent shall not be liable in any respect on account of the identity, authorization or rights of the parties executing or delivering or purporting to execute or deliver any documents or papers deposited or called for thereunder in the absence of gross negligence, fraud and willful misconduct.

4.11. The Escrow Agent shall be entitled to employ such legal counsel and other experts as the Escrow Agent may deem necessary properly to advise the Escrow Agent in connection with the Escrow Agent’s duties hereunder, may rely upon the advice of such counsel, and may pay such counsel reasonable compensation therefor which shall be paid by the Escrow Agent.

4.12. The Escrow Agent’s responsibilities as escrow agent hereunder shall terminate if the Escrow Agent shall resign by giving written notice to the Company and the Purchasers. In the event of any such resignation, the Purchasers and the Company shall appoint a successor Escrow Agent and the Escrow Agent shall deliver to such successor Escrow Agent any escrow funds and other documents held by the Escrow Agent.

4.13. If the Escrow Agent reasonably requires other or further instruments in connection with this Escrow Agreement or obligations in respect hereto, the necessary parties hereto shall join in furnishing such instruments.

4.14. It is understood and agreed that should any dispute arise with respect to the delivery and/or ownership or right of possession of the documents or the Escrow Shares held by the Escrow Agent hereunder, the Escrow Agent is authorized and directed in the Escrow Agent’s sole discretion (1) to retain in the Escrow Agent’s possession without liability to anyone all or any part of said documents or the Escrow Shares until such disputes shall have been settled either by mutual written agreement of the parties concerned by a final order, decree or judgment or a court of competent jurisdiction after the time for appeal has expired and no appeal has been perfected, but the Escrow Agent shall be under no duty whatsoever to institute or defend any such proceedings or (2) to deliver the Escrow Shares and any other property and documents held by the Escrow Agent hereunder to a state or Federal court having competent subject matter jurisdiction and located in the City of New York, Borough of Manhattan, in accordance with the applicable procedure therefor.

4.15. The Company agrees to indemnify and hold harmless the Escrow Agent and the Purchaser Representative, and their respective partners, employees, agents and representatives from any and all claims, liabilities, costs or expenses in any way arising from or relating to the duties or performance of the Escrow Agent or Purchaser Representative, as the case may be, hereunder or the transactions contemplated hereby or by the Purchase Agreement other than any such claim, liability, cost or expense to the extent the same shall have been determined by final, unappealable judgment of a court of competent jurisdiction to have resulted from the gross negligence, fraud or willful misconduct of the Escrow Agent or Purchaser Representative, as the case may be.

4.16.  The Purchasers hereby irrevocably appoint Pope as the Purchaser Representative for the purposes specified in this Agreement. Without prior notice to any Purchaser, the Purchaser Representative shall have full, exclusive and irrevocable authority on behalf of each of the Purchasers to perform the services set forth in this Agreement. The foregoing authorization is granted and conferred by the Purchasers in consideration of the grant of such authorization by each of the other Purchasers and in consideration of the agreements and covenants of the Company contained herein. In consideration of, and except as provided by, the foregoing, this authorization granted to the Purchaser representative shall be absolute and unconditional and shall only be terminated by upon thirty (30) days prior written notice to the Company by Purchasers holding greater than fifty (50%) percent of the Shares, such notice to include the name of a replacement agent reasonably acceptable the Company. Each Purchaser hereby covenants and agrees to reimburse, indemnify and hold the Purchaser Representative, its manager, officer, employees, representatives and members harmless from and against any and all expense and losses which, without gross negligence or willful misconduct on the part of Purchaser Representative, may be paid, incurred or suffered by Purchaser Representative in its capacity as Purchaser Representative hereunder, or to which Purchaser Representative may become subject, arising out of or incident to its actions taken as Purchaser Representative or any agreement, document or instrument executed in connection therewith or the administration of Purchaser Representative’s duties under or pursuant to this Agreement. This Section 4.16 shall survive the termination of this Agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date herein.

AAMAXAN TRANSPORT GROUP, INC.

By:
Name:
Title:

PURCHASER REPRESENTATIVE:

POPE INVESTMENTS II LLC

By:
Name:
Title:

ESCROW AGENT:

TRI-STATE TITLE & ESCROW, LLC

By:
Name:
Title:

PRINCIPAL STOCKHOLDER:

KAMICK ASSETS LIMITED

By:
Name: Ganghua Shao
Title: Director

PURCHASER:

By:

Name:
Title:

Schedule A
Capitalization Table